Loan Agreement

THIS LOAN AGREEMENT (the “Agreement”) is made and entered into as of this 1st day of April, 2022, by and among GIPAZ 199 NORTH PANTANO ROAD, LLC, a Delaware limited liability company (“Tucson”), GIPCO 585 24 ½ ROAD, LLC, a Delaware limited liability company (“Grand Junction”), GIPFL 702 TILLMAN PLACE, LLC, a Delaware limited liability company (“Plant City”), GIPFL 10002 N DALE MABRY, LLC, a Delaware limited liability company (“Tampa”), GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company (“Manteo”), and GIPIL 3134 W 76TH STREET, LLC, a Delaware limited liability company (“Chicago”) (“Tucson,” “Grand Junction,” “Plant City,” “Tampa,” “Manteo,” together with “Chicago” hereinafter collectively, the “Borrower”), DAVID SOBELMAN, individually (“Guarantor”), and VALLEY NATIONAL BANK, a national banking association, its successors and assigns (“Lender”).

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, Lender is making a loan to Borrower in the principal amount of Eleven Million Four Hundred Thousand and No/100 Dollars ($11,400,000.00), for the purpose of refinancing and/or acquiring that certain real property as hereinafter described (the “Loan”), to be secured by, among other things, a first lien security interest in certain real property located in Pima County, Arizona, Mesa County, Colorado, Hillsborough County, Florida, Dare County, North Carolina, and Cook County, Illinois and more particularly described on Exhibit “A” attached hereto (collectively, the “Property”).

WHEREAS, the Loan is (i) evidenced by that certain promissory note dated as of even date herewith, made by Borrower and payable to the order of Lender in the principal amount of the Loan (the “Note”), and (ii) secured by, among other collateral, a first priority Mortgage and Security Agreement dated as of even date herewith from Borrower to Lender (the “Mortgage”), encumbering the Property (the Note, the Mortgage, this Agreement and all other documents executed by Borrower and/or Guarantor or delivered to Lender in connection with the Loan being hereinafter collectively called the “Loan Documents”); and

WHEREAS, Borrower’s payment and performance of the Loan is guaranteed by the Guarantor pursuant to that certain Guaranty Agreement dated as of even date herewith (the “Guaranty”); and

WHEREAS, Lender has agreed to make and Borrower has agreed to accept the Loan, upon and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein and for other valuable consideration, the parties covenant and agree as follows:

1.Definitions.For the purposes of this Agreement, the following terms shall have the following meanings:

1.1“Accountant” shall mean any independent certified public accountant of recognized standing selected by Borrower and reasonably acceptable to Lender.

1.2“Agreement” shall mean this Loan Agreement and any and all amendments, extensions, renewals, replacements, substitutions, modifications and consolidations thereof.

1.3“Borrower” shall have the meaning assigned such term in the Preamble to this Agreement.

1.4“Business Day” shall mean any day which is not a Saturday, Sunday or legal holiday in the State of Florida, on which banks are open for business in Tampa, Florida.

1.5“Collateral” shall mean that real and/or personal property which secures repayment of the Loan Obligations as described in the Security Documents.

2.Warranties and Representations.  Borrower and Guarantor warrant and represent to Lender as follows:

(a)Due Formation, Power and Authority.  Borrower (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own property and to carry on its business in every jurisdiction in which the nature of its business or its properties make such qualification necessary; (iii) is in compliance in all material respects with all laws, regulations, ordinances and public authorities applicable to it, unless otherwise disclosed to and acknowledged by Lender in writing; and (iv) has the full power and authority to consummate the transaction contemplated herein.

(b)Organizational Documents of Borrower.  The Certificate of Formation and Limited Liability Company Agreement of Borrower that have been furnished to Lender are true and complete and have not been modified or amended except by amendments of which Lender has been advised and furnished true and complete copies.

(c)Validity of Loan Documents.  The execution and delivery of this Agreement and the other Loan Documents by Borrower, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby (i) have been duly authorized by all requisite action on the part of Borrower; (ii) do not require the approval of any governmental authority; (iii) will not violate any provision of law (including, without limitation, any applicable usury law or similar law), any order or regulation of any court or other governmental authority, or any indenture, agreement or other instrument to which Borrower is a party or by which it or any of its property is bound; and (iv) will not conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of Borrower's property or assets, except as contemplated by the provisions of this Agreement.  The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Guarantor, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, by equitable principles and by principles of good faith, fair dealing and reasonableness.

(d)Financial Statements.  All balance sheets, statements of profit and loss, and other financial data that have been furnished to Lender with respect to Borrower or Guarantor (i) are complete and correct in all material respects; and (ii) accurately present the financial condition of Borrower and Guarantor as of the dates, and the results of their operations for the periods, for which the same have been furnished.  Such balance sheets disclose all known liabilities, direct and contingent, as of their respective dates and there has been no material change in the condition of Borrower or any Guarantor, financial or otherwise, since the date of the most recent financial statements furnished to Lender with respect thereto, other than changes in the ordinary course of business, none of which changes has been materially adverse.

(e)Other Information.  All other information, reports, papers and data furnished to Lender with respect to Borrower or Guarantor are accurate, correct and complete in all material respects.

(f)Other Agreements.  Borrower is not (i) a party to or bound by any agreement, other than those certain leases between Borrower and tenants as disclosed on the Rent Roll and attached hereto as Exhibit “B” (collectively, the “Tenant”), or instrument adversely affecting its present or proposed businesses, properties or assets, or its operation or condition, financial or otherwise; or (ii) in breach or default in the performance, observance or fulfillment of any material obligations, covenants or conditions set forth in any agreement or instrument to which it is a party or by which it is bound.

(g)Other Financing.  Borrower does not have any outstanding financing, or any commitment to provide such financing, secured by the Property except for the Loan.

(h)Taxes.  Borrower has filed all income tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and Borrower does not know of any basis for additional assessment in respect of such taxes.  There are no liens against the Property for any past due taxes or for any public assessments for paving, sidewalks, curbing, sewers or any other street or off-site improvements of any kind constructed, commenced or contracted for prior to the date hereof.  The Property is free from all due and unpaid water charges, sewer rents, taxes and assessments.

(i)Litigation.  There is not now pending against or affecting Borrower or Guarantor, nor to the knowledge of Borrower or Guarantor is there threatened, any action, suit or proceeding at law or in equity, or by or before any governmental authority (domestic or foreign) or any administrative agency, which, if adversely determined, would impair or adversely affect the financial condition or operations of Borrower or Guarantor.  Neither Borrower nor Guarantor is involved in any state or federal bankruptcy, reorganization, arrangement, insolvency proceedings, receivership or any other debtor-creditor proceeding, nor has Borrower or Guarantor made any assignment for the benefit of creditors.

(j)Title.  Borrower has good and marketable title in fee simple to the Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever, except for the matters, if any, listed as exceptions in that certain Fidelity National Title Insurance Company (“Title Agent”), bearing Commitment Number _________________, in favor of Lender, and acceptable to reasonably Lender, as amended and delivered to Lender on the date hereof and subject only to that certain written lease agreements between Borrower and Tenants (the “Permitted Encumbrances”).

(k)Utilities.  All utility services necessary for the full use and operation of the Property are available within or at the boundaries of the Property, including water supply, storm and sanitary sewer facilities, electricity and telephone facilities.

(l)Licenses, Etc.  All licenses, permits, consents, approvals and authorizations to occupy the Property have been obtained and are in full force and effect, including without limitation all licenses, permits, consents, approvals and authorizations required under federal, state and/or local laws, statutes, regulations, rules, codes, ordinances and orders with respect to platting, subdivision, zoning, land use, access to public streets, curb cuts, drainage, safety, building, fire protection, water, sewer, environmental and energy matters.

(m)Environmental Laws.  All pollution control and environmental protection laws and regulations that are applicable to the Property and the use thereof have been and will be satisfied.

(n)No Event of Default.  No default or Event of Default (as hereinafter defined) exists under this Agreement, the other Loan Documents, the Permitted Encumbrances (as hereinafter defined) and no event has occurred and is continuing which, with notice or the passage of time or both would constitute a default or Event of Default under any provision hereof or thereof.  The consummation of the transactions hereby contemplated and performance of this Agreement and the other Loan Documents will not result in any breach of, or constitute a default under the Permitted Exceptions or any mortgage, deed of trust, lease, bank loan or credit agreement, articles of organization, corporate charter, certificate of formation, by law, operating agreement, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which any of them may be bound or affected.

(o)Condition of the Property.  No part of the Property is now materially damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

(p)Construction Liens.  No notice of commencement has been filed of record with respect to the Property, and no other act or thing has been or will be done with respect to the Property (including without limitation any construction or delivery of materials) that could, under any circumstances, give rise to the recordation of any lien of a mechanic, materialman, contractor, subcontractor, laborer or any other person prior to the recording of the Mortgage.

All representations and warranties made by Borrower and Guarantor in this Agreement shall be true and correct as of the date of execution of this Agreement and have been and will be relied upon by Lender and constitute an inducement for the making and continuation of the Loan.  If any representation, warranty or statement made herein or furnished to Lender is false or misleading in any material respect when made, such event shall constitute a default hereunder and under the Loan Documents.

3.Affirmative Covenants.  Borrower and Guarantor covenant and agree with Lender that from the date hereof and so long as any sums are outstanding or may be borrowed hereunder or under any other arrangements between Borrower and Lender, unless Lender shall otherwise consent in writing, Borrower and Guarantor (as applicable) will:

(a)Existence, Properties, Etc.  Borrower shall do all things necessary to preserve and maintain in full force and effect (i) the existence and good standing of Borrower as a limited liability company or other business entity under the laws of the State of Delaware; and (ii) all qualifications or licenses, if any, required for the conduct of Borrower’s business.

i)All insurance policies required under this Agreement shall be subject to Lender's reasonable approval as to insurer, amounts, form, risk coverage, deductibles, insurance and provisions relating to notices, cancellation and Lender's rights as mortgagee/loss payee.  Loss payments shall be applied to the restoration, repair or replacement of the Property provided (i) no Event of Default (or any other event that, with notice or the passage of time, or both, would constitute an Event of Default) has occurred and is continuing; (ii) Borrower either (A) deposits additional monies with Lender in amounts which in Lender's reasonable judgment are sufficient to defray all costs to be incurred in excess of the loss payments to complete the restoration and all costs associated therewith, including labor, materials, architectural and design fees and expenses and contractor's fees and expenses, or (B) provides evidence satisfactory to Lender of the direct payment by Borrower of all costs to be incurred in excess of the loss payments to complete the restoration and all costs associated therewith, including labor, materials, architectural and design fees and expenses and contractor's fees and expenses, through direct payment to the parties providing same, all as evidenced by paid receipts and/or cancelled checks and lien waivers or releases satisfactory to Lender; (iii) Lender shall have approved a budget and cost breakdown for the restoration, together with a disbursement schedule, in detail satisfactory to Lender; and (iv) Lender determines that such Property can be restored or repaired before the maturity date of the Loan.  If the conditions set forth in the preceding sentence are not met to Lender's reasonable satisfaction, the loss payments shall at Lender's discretion be applied to the payment of the principal and interest on the Note and all other indebtedness of Borrower to Lender.

(b)General Liability Insurance.  Borrower shall carry or cause tenant to carry comprehensive general liability insurance with limits of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate and with insurers reasonably acceptable to Lender and shall deliver to Lender original or certified copies of such policy or policies or certificates of such coverage as may be requested from time to time by Lender.  In addition, the Borrower shall carry, on a minimum basis, the coverage that has been previously provided to the Lender.

(c)Workers’ Compensation Insurance.  In the event that Borrower employs any employees in connection with the Property, then Borrower shall carry workers' compensation and employer’s liability insurance and pollution liability insurance covering all liability in connection with the Property under applicable workers' compensation laws and shall deliver to Lender such certificates of coverage with respect thereto as may be requested from time to time by Lender.

(d)Books and Records.

i)Borrower shall maintain full and complete books of account and other records reflecting the results of its operation of the Property in a form reasonably satisfactory to Lender, and Borrower (and Guarantor, where indicated) will furnish, or cause to be furnished to Lender:

(1)Annually, within thirty (30) calendar days of filing, Borrower and Guarantor shall provide to Lender federal tax returns or extension applications therefore (including attached schedules);

(2)Guarantor shall submit to Lender annual personal financial statements and certifications therefor in a form reasonably satisfactory to Lender no later than thirteen (13) months from the date of delivery of the last annual financial statement and certification to Lender.  The Borrower shall furnish to the Lender annually the following information related to the Property: occupancy reports, delinquency reports, manager reports, accounts payable aging, quality inspection reports and any other information and/or reports reasonably requested by Lender.  The Borrower and Guarantor shall provide such other financial information or statements which the Lender may request by not less than ten (10) days prior written notice from time to time, all to be in form and content satisfactory to the Lender.  All financial statements must be certified by Guarantor as true, correct, and complete in all material respects and they shall be prepared in a form reasonably acceptable to Lender.  Such financial statements shall include a complete description of all contingent liabilities, including, without limitation, all indebtedness guaranteed.  Failure to provide any of the information required in this paragraph, following ten (10) calendar days' written notice to the Borrower, shall be a default under the Loan Documents.  Borrower shall further covenant and agree that Lender shall have the absolute right to inspect Borrower’s books and records concerning the Property on reasonable prior notice and during reasonable business hours.  In addition, Borrower shall promptly, from time to time, furnish to Lender such other information regarding the operations, business, affairs and financial condition of Borrower as Lender may reasonably request.  Failure to furnish the financial statements required herein or to permit inspection of books shall constitute a default by the Borrower hereunder;

ii)In addition to the foregoing, Borrower and Guarantor shall (i) promptly furnish to Lender such other financial statements and other data concerning its affairs, properties and financial condition of Borrower or Guarantor as Lender from time to time may reasonably request, (ii) promptly notify Lender of any material adverse change in financial condition of Borrower or Guarantor or in the physical condition of the Property and (iii) at Lender’s option following an Event of Default, shall maintain with Lender tax and insurance escrows in separate depository accounts as selected by the Lender.  At any time and from time to time, Borrower and Guarantor shall deliver or cause to be delivered to Lender such other financial data as Lender shall reasonably request with respect to the ownership and operation of the Property, and Lender shall have the right, at reasonable times and upon reasonable notice, to review Borrower’s books of account and records relating to the Property, all of which shall be made available and delivered to Lender and Lender’s representatives for such purpose.  If such statements or balance sheets are not received within the time(s) provided, then, following written notice to Borrower, Lender shall have the right to employ independent accountants of its choice to inspect the books and other records of Borrower to obtain and/or verify the necessary information, for which Borrower agrees to make payment and hold Lender harmless from the cost and expense of same.  After the occurrence of an Event of Default, Lender shall have the right, in the exercise of its sole discretion, to require the Borrower, at Borrower’s sole cost and expense, cause any financial statements of Generation Income Properties, Inc., to be audited by an independent certified public accountant acceptable to Lender, and that Borrower deliver such audited financial statements to Lender in lieu of, or in addition to, the unaudited financial statements required by clause (d)(i).

(e)Notice.  Borrower shall give prompt written notice to Lender of (i) any material action or proceedings related to the Property or the Loan that are instituted by or against Borrower or Guarantor in any court or by any commission or other regulatory body, or (ii) any action or proceedings instituted by or against Borrower or Guarantor, or threatened against any of them in writing, that might result in a judgment or judgments of $25,000.00 or more, to the Borrower or Guarantor, or (iii) any other action, event or condition of any nature known to Borrower, or of which it should have knowledge, that (A) constitutes an Event of Default, or (B) would reasonably be expected to have a material adverse effect upon the business, operations, properties, assets or financial condition of Borrower or Guarantor.

(f)Performance of Obligations.  Borrower shall duly pay, perform and discharge all of its obligations under this Agreement, the Note, the Mortgage and the other Loan Documents.

(g)Other Financing.  Borrower shall not obtain any other financing or indebtedness (secured or unsecured), without the prior written consent of Lender, except for trade payables incurred in the ordinary course of business not exceeding $25,000.00 per property or $250,000.00 in the aggregate at any time. Borrower expressly acknowledges and agrees that any debt owed by

Borrower to any of its members, managers, owners, or to the Guarantor, of any membership or ownership interests is and at all times shall be subordinate to the Loan in all respects.

(h)Transfer or Conveyance.  Neither Borrower nor Guarantor shall, voluntarily or by operation of law, sell, convey, transfer or encumber, or permit to be sold, conveyed, transferred or encumbered, any interest in or any part of the Property without the written consent of Lender having been first obtained, which consent will not be unreasonably withheld, conditioned or delayed.  Any prohibited transaction under this paragraph shall be null and void as to Lender.

(i)Change in Ownership.  Neither Borrower nor Guarantor shall permit the creation of any new membership or ownership interest in Borrower or permit or effect any material change in the control or management of the Borrower or the Property or allow any modification or amendment in the organizational documents of the Borrower without the written consent of Lender having been first obtained.

(j)No Lien.  Borrower shall not create, incur, assume or permit any assignment, lien, pledge or other encumbrance upon the Property, any of the collateral described in this Agreement or any of the Loan Documents, or any interest or equity therein, other than to Lender and other than tax liens that are being contested in good faith and in such a manner as not jeopardize the Lender’s collateral position, without Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed and upon having escrowed with Lender the amount being contested in said tax lien protest.

(k)Impairment of Property.  Borrower shall not permit any action to be taken that would result in any material impairment of the value of the Property.

(l)Breach of Any Contract.  Borrower shall not commit any act, or suffer or permit any act to occur, that would, in any manner, constitute or give rise to a material breach of any term, covenant or condition on Borrower's part to be performed under any material contract or agreement to which Borrower is a party or by which it is bound if such breach would have a materially adverse effect on the Property, any other security for the Loan, or the financial condition of Borrower.

(m)Judgments.  Borrower and Guarantor shall not permit any final judgment in excess of $25,000.00 to be obtained against any individual, Borrower or Guarantor to remain unpaid (or, if any such judgment is appealed, to remain unbonded) for a period of thirty (30) days following the entry thereof; or, if any such judgment is affirmed on appeal, to permit the judgment to remain unpaid for a period of thirty (30) days following entry of the order affirming same.

(n) Permitted Encumbrances and Prior Liens.  Borrower shall not amend, modify or permit to be modified or amended any provision of any document evidencing or creating or affecting any of the Permitted Encumbrances without Lender’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed.

(o)Loan Amount; Loan to Value Ratio.  At all times during the Term, Borrower shall maintain a loan to value ratio of fifty-four percent (54%) which means that the outstanding principal balance of the Loan due, together with all unpaid interest which shall have accrued thereon, shall not exceed fifty-four percent (54%) of the fair market stabilized value of the Property.  Fair market value shall be determined by Lender from time to time by reference to acceptable guides and indexes and/or appraisals or such other means as Lender, in its reasonable discretion, deems appropriate.  Upon an Event of Default, a new tenant occupying any of the properties, or an increase to the Loan Amount, whereby Lender determines the loan to value ratio is greater than fifty-four percent (54%), Lender shall have the option, at its sole and absolute discretion, to either: (a) reduce the Loan amount to fifty-four percent (54%) of the value of the Property; or (b) require Borrower to, within ten (10) days of notice and demand by Lender, pledge such additional collateral as may be acceptable to Lender in order to maintain the required loan to value ratio.  Borrower's failure to either reduce the Loan balance as necessary or satisfy Lender's demand for additional collateral acceptable to it within ten (10) days of notice having been given by Lender shall be considered a default hereunder.

(p)Real Estate Tax and Insurance Escrow.  At any time after an Event of Default, the Lender may require at any time that escrow payments as to taxes, assessments and insurance be paid to it by the Borrower, during the term of the Loan. In such event, the Borrower shall pay to Lender, to the extent requested by the Lender, on dates upon which interest is payable or as otherwise directed by the Lender such amounts as Lender from time-to-time estimates is necessary to create and maintain a reserve fund from which to pay, before the same become due, all insurance premiums, taxes and governmental assessments relating to the Property. Said payments may be, at the discretion of the Lender, a monthly sum and amount equal to one-twelfth (1/12) of the estimated annual insurance premiums and taxes and assessments upon the Property, as the amount thereof is determined from time to time by Lender in its sole discretion. In the event such monthly escrow payments are insufficient to pay for said insurance premiums, taxes and assessments when due, Lender may demand of Borrower that the amount of such payments be increased and/or Lender may demand that the difference be paid to it by the Borrower, and Borrower shall immediately comply with such demands. There shall be no interest due to Borrower on such deposits. Payments from said reserve fund for said purposes may be made by the Lender at its discretion even though subsequent owners of the Premises described herein may benefit thereby. In the event of any default which is not cured within the curative period, if any, set forth herein Lender at its discretion and option may apply all or any part of said reserve fund to the indebtedness hereby secured. In refunding any part of said reserve fund, the Lender may deal with whomsoever is represented to be the owner of the Property at that time.  Lender agrees to reasonably cooperate with Borrower in the event that Borrower appeals, challenges or contests in good faith the amount of taxes and assessments levied by any governmental authority on the Property.

(q)Intentionally Omitted.

(r)Publicity.  Lender, in its sole discretion, shall have the right to announce and publicize relevant information with respect to the financing made pursuant to this Agreement, as it deems appropriate or desirable, by means and media selected by the Lender.  Such publicity may, at Lender’s discretion, include all pertinent information relating to the Loan, including, without limitation, the term, purpose, Interest Rate, Loan amount, name of Borrower and Lender and location of the Property. The form and content of the published information shall be in the sole discretion of Lender and shall be considered the sole and exclusive property of Lender.  All expenses related to publicizing the financing of the Property shall be the sole responsibility of Lender.

(s)Brokers.  Borrower shall indemnify Lender from and hold Lender harmless against claims of brokers arising by reason of the execution hereof or the consummation of the transactions contemplated hereby.

(t)Deposit Accounts.  On the date hereof, Borrower shall establish, and during the term of the Loan and so long as any part thereof is outstanding, Borrower shall maintain, a depository account and relationship with Lender.  In the event that Borrower shall fail to establish and/or maintain such depository account and relationship, such failure shall constitute an Event of Default.

(u)Debt Service Coverage. Borrower shall maintain at all times a minimum Debt Service Coverage Ratio (“DSCR”) of 1.50:1.00 as tested annually, beginning as of December 31, 2022, and each December 31st thereafter.  If Borrower fails to maintain the DSCR as hereby required, Borrower shall promptly make payment to Lender to reduce the principal balance of the Loan to satisfy the foregoing DSCR requirement.  DSCR is defined as the ratio of (a) trailing twelve months Net Operating Income before distributions to (b) the sum of actual trailing twelve-month debt service payments on all indebtedness of Borrower.  For purposes of this Section, “Net Operating Income” is defined as net operating income and shall equal net profit before interest, income taxes, depreciation and amortization.

(v)Miscellaneous.  Borrower (i) does not and will not own any encumbered assets other than the Property and incidental personal property related to the ownership and operation of the Property, except as expressly permitted herein, (ii) has previously disclosed the Property’s ownership, management and operation structure to Lender; (iii) other than property management agreements entered into in the ordinary course of business, has not entered and will not enter into any contract or agreement, with any partner or affiliate of Borrower without Lender’s prior written consent, which consent will not be withheld, conditioned or delayed; (iv) has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including the guaranty of any obligation) without Lender’s prior written consent, other than the Loan and trade debt but only where expressly permitted by Lender or the terms of this Agreement and except as otherwise expressly permitted herein; (v) has not made and will not make any loans or advances to any third party (including any member, manager, officer, partner or affiliate of Borrower); (vi) is and will be solvent and pay its debts as they become due; (vii) will maintain books, records and bank accounts separate from those of any other person or entity (including members, managers, officers, partners and affiliates of Borrower); (viii) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including members, managers, officers, partners and affiliates of Borrower), (ix) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (x) will not, without Lender’s prior written consent, which consent will not be withheld, or delayed, enter into any transaction of merger or consolidation with, or acquire (by purchase or otherwise) all or substantially all of the business assets, stock or beneficial ownership of, any entity; (xi) will not commingle any funds or other assets of Borrower with those of any other person or entity (including any member, manager, officer, partner or affiliate of Borrower); (xii) will not guaranty any debt or other obligation of any third party (including any member, manager, officer, partner or affiliate of Borrower) without Lender’s prior written consent; and (xiii) will provide Lender, upon request, with copies of all leases together with all estoppels from all tenants and subordination, non-disturbance and attornment agreements from all tenants with interests in all or any portion of the Property, whether executed prior to closing or during the Term of the Loan.  As used in this paragraph, each reference to one or more principals or affiliates of Borrower includes (but is not limited to) Guarantor of the Loan or any part thereof.

4.Negative Covenants.  Borrower and Guarantor covenant and agree with Lender that from the date hereof and so long as any sums are outstanding or may be borrowed hereunder or under any other arrangements between Borrower, Guarantor and Lender, unless Lender shall otherwise consent in writing delivered to Borrower, Borrower and Guarantor will not commit to do or fail to commit to do, any act or thing which would constitute an event of default under any of the terms or provisions hereunder or under any other agreement, mortgage, contract, indenture, document or instrument executed, or to be executed by it, except those that may be contested in good faith, and would not, if settled unfavorably, materially and adversely affects its financial condition.

5.Recovery of Additional Costs.  If the imposition of or any change in any law, rule, regulation or guideline, or the interpretation or application of any thereof by any court or administrative or governmental authority (including any request or policy not having the force of law) (collectively, a “Change in Law”) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on Lender), reserve requirements, capital adequacy requirements or other obligations would (A) increase the cost to Lender for extending or maintaining the credit facilities to which this Agreement relates, (B) reduce the amounts payable to Lender under this Agreement or the Loan Documents, or (C) reduce the rate of return on Lender’s capital as a consequence of Lender’s obligations with respect to the credit facilities to which this Agreement relates, then Borrower agrees to pay Lender such additional amounts as will compensate Lender therefore, within ten (10) days after Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by Borrower, which explanation and calculations shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

6.Events of Default.  The occurrence of any of the following shall constitute an “Event of Default” hereunder and under the Loan Documents (provided, however, that provisions relating to Guarantor shall apply only as long as such Guarantor’s Guaranty Agreement remains effective):

(a)Scheduled Payment.  Borrower's failure to make any payment required by the Note or Loan Documents within ten (10) days of when due without notice or demand from Lender to Borrower; or

(b)Other Monetary Default.  Borrower's failure to make any other payment required by this Agreement or by any of the other Loan Documents, within ten (10) days after written notice from Lender to Borrower, provided that Lender shall only be required to deliver such written notice to Borrower once per year during the Term; or

(c)Performance of Covenants.  Borrower or Guarantor shall fail to perform or observe in any material respect any term, covenant, or agreement or shall default under any material provision contained in any Loan Document including, without limitation, the financial reporting requirements set forth in this Agreement, each of which are expressly deemed to be material, and cure is not effected within thirty (30) days after the defaulting party receives notice of such default from the Lender, provided, however, if the nature of the default is such that it is not capable of being cured within 30 days, then so long as the Borrower is actively and continuously attempting to cure such default, the Borrower shall not be deemed in default for such breach, it being the intent of the parties that the Lender shall, in such event, be entitled to pursue any or all available remedies notwithstanding that Borrower may then be current on all payments due under the Note; or

(d)Misrepresentation; Breach of Warranty.  Any representation, warranty or statement made or deemed made by the Borrower or Guarantor in this Agreement and/or in any of the Loan Documents or which is contained in any guaranty, certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or

(e)Failure to Pay Other Indebtedness.  Borrower or Guarantor shall: (a) fail to pay any indebtedness for borrowed money (other than indebtedness owed to the Lender), or any interest or premium thereon, when due or within any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) which failure could, in the commercially reasonable judgment of the Lender, result in a material adverse effect on Borrower’s or such Guarantor’s financial condition, unless Borrower or such Guarantor is maintaining a good faith meritorious defense to such failure to pay, or (b) fail to perform or observe any material term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness and such failure is not cured within any applicable grace period, when required to be performed or observed, if the effect of such failure of payment or to perform or observe could, in the commercially reasonable judgment of the Lender, result in a material adverse effect on Borrower’s or such Guarantor’s financial condition, unless Borrower or such Guarantor is maintaining a good faith meritorious defense to such failure to perform; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof resulting, in the commercially reasonable judgment of the Lender, in a material adverse effect on Borrower’s or such Guarantor’s financial condition; or

(f)Inability to Pay Debts; Bankruptcy.  Borrower or Guarantor: (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of thirty (30) days or more; or

(g)Default under Other Agreements.  Any event of default after the expiration of any applicable cure period, as defined in any loan or similar agreement to which Borrower or Guarantor is now or hereafter a party or upon the occurrence of which any holder or holders of indebtedness outstanding thereunder may declare the same due and payable, shall occur including, without limitation, any default under any debt owed by Borrower or Guarantor to the Lender other than that evidenced by the Note; or

(h)Failure to Comply with Statutes, Rules and Regulations.  Borrower or Guarantor shall in any material respect fail to comply with any statute, rule, regulation, ordinance, order, or other law or judicial decree applicable to Borrower or such Guarantor, its premises or assets and cure is not effected within ten (10) days after the non-compliant party receives notice of such default from the Lender; or

(i)Judgments.  One or more judgments, decrees, or orders for the payment of money shall be rendered against Borrower or Guarantor and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal resulting, in the commercially reasonable judgment of the Lender, in a material adverse effect on Borrower’s or such Guarantor’s financial condition; or

(j)Sale or Transfer or Property.  If Borrower sells or transfers or causes the sale or transfer of all or any portion of the Property in contravention of the terms of this Agreement without Lender’s prior written consent; or

(k)Other Defaults.  If there shall occur, and shall thereupon continue beyond any applicable grace or curative period, any other event or circumstance that constitutes a default or Event of Default under the terms of this (i) Agreement, (ii) any of the other Loan Documents, or (iii) any document evidencing or securing any other present or future extension of credit from Lender to Borrower; or

(l)Inability to Perform Duties.   If: (i) the Lender has a reasonable good faith belief that Borrower or Guarantor is unable or will soon be unable to perform its duties under the Loan Documents; or (ii) the Lender has a reasonable, good faith belief that it is insecure as it relates to the market value of the Property and the market value exceeds that permitted by Section 3(q) hereof; or

(m)Impairment of Property or Lender’s Rights in Property.  If the Lender has a good faith belief that the Lender’s rights in the Property are or will soon be impaired or that the Property itself will soon be impaired; or

(n)Existence of Borrower; Termination of Guaranty Agreement.  If: (i) the existence of Borrower shall be liquidated, dissolved or terminated, or (ii) Borrower shall suspend or terminate a substantial portion of its business operations; or (iii) a Guaranty Agreement of Guarantor pertaining to the Loan is terminated or declared by a court of competent jurisdiction to be unenforceable or such Guarantor dies; or

(o)Attachment.  Except as may be otherwise expressly provided hereunder, if an attachment or any other lien (mechanic's or otherwise) against the Property shall be issued or entered and shall remain undischarged or unbonded for thirty (30) days after the filing thereof; or

(p)Levy Upon the Property.  If levy is made under any process on, or a receiver be appointed for, the Property or any other property of Borrower and such is not dismissed within thirty (30) days; or

(q)Transfer of Material Assets and Accurate Financial Statements.  As a material inducement to the Lender’s making of the Loan, Borrower and Guarantor covenant and agree that: (i) the most recently delivered financial statements to the Lender accurately reflect all of their respective assets (the “Assets”) in the amounts and percentages listed on each of their respective financial statements; (ii) the assets listed on the financial statements delivered to the Lender are directly owned by Borrower and/or Guarantor, as applicable, and if such assets are owned by a trust or another entity it is so noted; and (iii) during the remaining Term of the Loan, no material Assets shall be transferred to another person, entity or trust without the prior written consent of the Lender, which consent will not be withheld, conditioned or delayed; or

(r)Bankruptcy, Receivership, Insolvency, Etc.  If Borrower or Guarantor shall commit an act of bankruptcy within the meaning of the Federal Bankruptcy Code, or if bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against Borrower or Guarantor for all or any part of its property under the Federal Bankruptcy Code or other law of the United States or of any state or other competent jurisdiction (domestic or foreign) and, if against Borrower or Guarantor, it shall consent thereto or shall fail to cause the same to be discharged within ninety (90) days; or

(s)Modification of Agreements.  If Borrower materially modifies or amends any contract, agreement or other document in violation of any provision of this Agreement or the other Loan Documents without Lender’s prior written consent; or

(t) Material Adverse Change.  A material adverse change occurs in the financial condition of Borrower or Guarantor, including, but not limited to, cash flow, liquidity and net worth, loan to value limitations as set forth herein; or

(u)Guaranty.  If (i) any Guaranty Agreement provided to the Lender by Guarantor shall cease to be in full force and effect, (ii) Guarantor, if a natural person, shall die or become legally incompetent, or (iii) Guarantor shall deny or disaffirm its obligations under the Guaranty Agreement executed by such Guarantor in favor of the Lender; or

(v)Post-Closing Requirements.  Borrower's failure to provide to Lender and/or Lender's counsel any and all post-closing requirements, if any; or

(w)Notices by Borrower Pursuant to Florida Statutes §697.04(1)(b).  If Borrower shall file for or record a notice limiting the maximum principal amount secured by the Mortgage to an amount less than the amount specified in Section 5.1 of the Mortgage; or

(x)Default under Other Obligations to Lender or its Affiliates.  If a default shall occur under any obligations including, without limitation, under any promissory notes or loan documents, owed by Borrower or Guarantor to the Lender or to any affiliate of Lender and such default is not cured within any applicable cure period.

7. Remedies Upon Default.  If an Event of Default occurs, except where otherwise provided in this Agreement or the Loan Documents, all commitments and obligations of Lender under this Agreement or the Loan Documents or any other agreement with Borrower will terminate (including any obligation to make further advances under the Loan), and, at Lender’s option during the continuance of such Event of Default, all indebtedness will immediately become due and payable, all without notice of any kind to Borrower or Guarantor.  In addition, Lender shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise.  Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently.  Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any grantor shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

8.Intentionally Omitted.

9.Partial Release. The Lender agrees to cooperate in all reasonable respects to release any of the encumbered Properties from the lien of the Mortgage, provided that:

(a)There shall exist no default or Event of Default under this Agreement or default under any of the Note, the Mortgage or the other Loan Documents;

(b)In the event that a partial release of any of the Property would result in a loan to value percentage that is not acceptable to the Lender, Borrowers shall reduce the outstanding principal balance of the Loan to an amount necessary to restore compliance with a loan to value percentage pursuant to Section 3(o) hereof;

(c)Borrowers shall deliver to the Bank:

i.evidence that the release of Property from the lien of the Mortgage does not adversely affect the rights of any tenant under any Lease, rental income generated from any Lease or other income generated from the Property;

ii.Borrowers shall have delivered to the Lender an endorsement with regard to the Bank’s existing mortgagee’s title insurance policy that (i) extends the date of such title insurance policy to the effective date of the release, (ii) insures that the priority of the Mortgage is not affected, and (iii) insures the rights and benefits of any new or amended easement agreement affecting the Property;

iii.a compliance certificate executed by Borrower to establish that Borrower is in compliance with all financial covenants set forth herein and that there are is no Event of Default or event that with the passage of time would constitute an Event of Default; and

iv.Borrowers shall have paid 100% of the net proceeds after payment of reasonable and customary closing costs all of the Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the Property and the review and approval of the documents and information required to be delivered in connection therewith, such that the loan-to-value ratio, collectively, is equal to the lower of that required in Section 3(o) or that at the time of such release. In addition, Borrowers shall have paid reasonable out-of-pocket costs and expenses of third parties relating to the release (including, without limitation, the cost of title, survey charges and recording costs, and the cost of a zoning report) incurred in connection with the release of Property.

10.Commitment; Commitment Fee.  Borrower acknowledges that, as a condition to the execution of this Agreement and the funding of the Loan, it has paid or shall pay to Lender, a commitment fee in the amount of Sixty-Seven Thousand Five Hundred Thousand Dollars ($67,500.00) (the “Commitment Fee”).  Borrower expressly acknowledges and agrees that Borrower’s payment of the Commitment Fee at or prior to closing is a material term hereof and that Lender would not otherwise agree to the terms of this Agreement if such Commitment Fee was not paid.

11. Prepayment. Borrower shall have the right to prepay all or any portion of the principal of this Note at any time without notice, premium or penalty for the privilege of such prepayment. In the event of full prepayment, all accrued interest and other charges shall be paid at the same time as full principal prepayment. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments.  Any prepayments shall be applied to the last installments due under this Note.

12.Documentary Stamp Tax.  Borrower hereby agrees to defend, indemnify, and hold Lender harmless from and against any and all liability for mortgage tax, documentary stamp taxes or intangible taxes (together with all interest, penalties, costs, and attorneys' fees incurred in connection therewith) that at any time may be levied, assessed, or imposed by any jurisdiction in which the Property lies or any other governmental entity or agency (i) upon the Note, the Mortgage, or any of the other Loan

Documents, (ii) upon any promissory note, mortgage or other document that was amended, extended or renewed by the Note, the Mortgage or any of the other Loan Documents, (iii) upon any amendment, extension, or renewal of any of the foregoing, or (iv) upon Lender by virtue of owning or holding any of the foregoing instruments or documents; all of which shall be secured by the lien and security interest of the Loan Documents.  The provisions of this Section shall survive the repayment of the Note and the satisfaction of the Mortgage and the other Loan Documents for so long as any claim may be asserted by the State of Florida or any such other governmental entity or agency.

13.Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity only, without invalidating the remainder of such provision or of the remaining provisions of this Agreement.

14.Consent to Loan Participation.  Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender.  Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loan, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters.  Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests.  Borrower also agrees that the purchaser of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests.  Borrower further waives all rights of offset, setoff or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan.  Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

15.Expenses; Indemnification. The Loan shall be made without cost to Lender.  Borrower covenants and agrees to pay all costs, expenses and charges, including, without limitation, all reasonable fees and charges of legal counsel, surveyors and appraisers incurred by Lender in connection with (i) the preparation for and consummation of the transactions contemplated hereby or for the performance hereof and of the other Loan Documents, and for any services which may be required in addition to those normally contemplated hereby and (ii) the enforcement hereof or of any or all of the other Loan Documents.  If Borrower fails to pay promptly any costs, charges or expense required to be paid by it as aforesaid, and Lender pays such costs, charges or expenses, Borrower shall reimburse Lender on demand for the amounts so paid, together with interest thereon at the “Default Rate” (as said quoted term is defined in the Note).  Borrower further agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, (x) any and all losses arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loan, including, without limitation, the fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings and (y) any and all claims, actions, suits, proceedings, costs, expenses, losses, damages and liabilities of any kind, including in tort, penalties and interest, arising out or by reason of any matter relating, directly or indirectly, to the Mortgage or the ownership, condition, development, construction, sale, rental or financing of the Property or any part thereof (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the party to be indemnified).  The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loan.  Borrower does hereby agree to indemnify and save Lender harmless from any and all damage, loss, cost and expense, including reasonable attorneys’ fees, whether or not an action is brought, which Lender might at any time incur or sustain by reason of the failure of Borrower to strictly comply with the provisions of this Agreement.  Lender’s rights under this paragraph shall include all reasonable attorneys’ fees and costs incurred incident to any post-judgment, appellate, bankruptcy or other insolvency proceedings.

16.Right to Set Off.  To the extent permitted by applicable law, Lender reserves a right of setoff in all of Borrower’s accounts with Lender (whether checking, savings or some other account).  This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may have, or open, in the future.  However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law.  Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing to the indebtedness evidenced by this Agreement against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

17.Waiver of Jury Trial.  Except as prohibited by law, none of Lender, Borrower or any Guarantor shall seek a jury trial on any lawsuit, proceeding, or counterclaim based upon, or arising out of this Agreement, the Loan Documents, the Property, the Loan or any collateral therefor.  If the subject matter of any such lawsuit is one in which the waiver of a jury trial is prohibited, none of Lender, Borrower or Guarantor shall present as a non-compulsory counterclaim to such lawsuit any claim arising out of this Agreement. Furthermore, none of Lender, Borrower or Guarantor shall seek to consolidate any such action into an action in which a jury trial cannot be waived.

18.Amendment.  This Agreement, together with any Loan Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement.  No alteration or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

19.Florida Contract.  This Agreement shall be deemed a Florida contract and shall be construed according to the laws of the State of Florida, and shall be enforceable, at the option of Lender, in any court of competent jurisdiction in the State of Florida, regardless whether this Agreement is executed by certain of the parties hereto in other states.

20.Communications.  Any notice, request, demand, consent, approval or other communication provided or permitted hereunder shall be in writing and be sent by United States registered or certified mail, return receipt requested, postage prepaid, or by prepaid guaranteed overnight courier, or by facsimile transmission or electronic mail, with a copy sent by United States mail or overnight courier as herein provided, and in any case addressed to the party for whom it is intended at the following addresses:

If to BORROWER:Generation Income Properties, Inc.

Attn: David Sobelman

 401 E. Jackson Street, Suite 3300

Tampa, FL 33602

With a copy to:Trenam Law

Attn: Timothy Hughes

 200 Central Avenue, Suite 1600

St. Petersburg, FL 33701

If to LENDER:Valley National Bank

Attn: Kyle Bellini

107 South Franklin Street, Suite 200

Tampa, Florida 33602

With copies to:Johnson, Pope, Bokor, Ruppel & Burns, LLP

Attn: T. Luke Markham, Esq.

401 E. Jackson Street, Suite 3100

Tampa, FL 33602

Email: LukeM@jpfirm.com

provided, however, that any party may change its address for purposes of receipt of any such communication by giving at least ten (10) days’ written notice of such change to the other parties in the manner above prescribed.  Any notice given in accordance with the above provisions shall be deemed received and effective on the date of delivery by prepaid guaranteed overnight delivery service or courier, the date of facsimile transmission or electronic mail (provided a hard copy is placed in the United States Mail, postage prepaid, or by prepaid overnight courier on the same date), or the third Business Day after the date on which it is placed in the United States Mail, postage prepaid.  Borrower hereby irrevocably appoints, designates and authorizes Lender as its agent to file for record any notices that Lender deems necessary or desirable to protect its interest hereunder or under the Note or the Loan Documents, provided such actions do not further increase Borrower’s obligations under the Loan.  Borrower shall forward to Lender copies of all notices given or received by Borrower to or from any contractor, subcontractor, materialman or other person having a lien under the Florida Construction Lien Law, promptly upon the giving or receipt of such notice, if such notice is related to any alleged failure of Borrower to make proper payments under the Florida Construction Lien Law or is otherwise related to any claim of lien, or potential claim of lien, against the Property.

21.Binding Effect.  This Agreement shall bind the successors and assigns of the parties hereto.  It constitutes the entire understanding of the parties, and it may not be modified except in writing.  Notwithstanding the foregoing, Borrower shall have no right to assign the Loan, this Agreement or the Loan Documents without Lender’s prior written consent.

22.Time is of the Essence.  It is specifically agreed that time is of the essence of this Agreement, and that no waiver of any obligation or requirement hereunder shall at any time be held to be a waiver of the terms hereof.

23.Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original.

24.Execution.  This Agreement shall not be effective, nor shall it have any force and effect whatsoever until all the parties hereto have duly executed this Agreement.

25.Headings.  The headings of the paragraphs contained in this Agreement are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the parties hereto.

[Remainder of Page Left Intentionally Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, this Loan Agreement has been duly executed by the parties hereto as of the date first written above.

BORROWER:

GIPAZ 199 NORTH PANTANO ROAD, LLC, a Delaware limited liability company

By: /s/ David Sobelman

Name: David Sobelman

Title: President

GIPCO 585 24 ½ ROAD, LLC, a Delaware limited liability company

By:/s/ David Sobelman

Name: David Sobelman

Title: President

GIPFL 702 TILLMAN PLACE, LLC, a Delaware limited liability company By: /s/ David Sobelman Name: David Sobelman Title: President

GIPFL 10002 N DALE MABRY, LLC, a Delaware limited liability company By:/s/ David Sobelman Name: David Sobelman Title: President

GIPNC 201 ETHERIDGE ROAD, LLC, a Delaware limited liability company By:/s/ David Sobelman Name: David Sobelman Title: President

GIPIL 3134 W 76TH STREET, LLC, a Delaware limited liability company By:/s/ David Sobelman Name: David Sobelman Title: President

GUARANTOR: /s/ David Sobelman DAVID SOBELMAN LENDER: VALLEY NATIONAL BANK, a national banking association By: /s/ Kyle Bellini Name: Kyle Bellini Its: CRE Loan Officer

Exhibit “a”

legal description

Arizona Property

Parcel 1:

Lots 4 and 6 of Broadway Pantano Center, according to the plat of record in the office of the County Recorder of Pima County, Arizona, in Book 56 of Maps, Page 84, lying within the Southeast Quarter of the Southeast Quarter of Section 8, Township 14 South, Range 15 East, of the Gila and Salt River and Meridian, Pima County, Arizona;

EXCEPT that portion of Lot 4 described as follows:

Commencing at the Northeast corner of said Lot 4, said point also being the True Point of Beginning;

Thence South 00° 11’ 12" West, along the Easterly line of said Lot 4, a distance of 56.00 feet, to a point on a line lying 56.00 feet Southerly and parallel with the North line of said Lot 4;

Thence North 89° 46’ 08" West, parallel with said North line of Lot 4, a distance of 34.94 feet;

Thence South 87° 56’ 25" West, a distance of 100.08 feet to a point on a line lying 60.00 feet Southerly and parallel with said North line of Lot 4;

Thence North 89° 46’ 08" West, parallel with said North line of Lot 4, a distance of 442.36 feet, to a point on the Westerly line of Lot 4;

Thence North 00° 11’ 12" East, along the Westerly line of Lot 4, a distance of 60.00 feet to the Northwest corner of Lot 4;

Thence South 89° 46’ 08" East, along the North line of said Lot 4, a recorded distance of 577.35 feet to the True Point of Beginning.

Parcel 2:

That portion of Lot 5 of Broadway Pantano Center, according to the plat of record in the office of the County Recorder of Pima County, Arizona, in Book 56 of Maps, Page 84, lying within the Southeast Quarter of the Southeast Quarter of Section 8, Township 14 South, Range 15 East, of the Gila and Salt River Meridian, Pima County, Arizona, more particularly described as follows:

Commencing at the Northwest corner of said Lot 5;

Thence South 00° 11’ 12" West, along the Westerly line of said Lot 5, a distance of 56.00 feet, to the True Point of Beginning;

Thence continuing South 00° 11’ 12" West, along the Westerly line of said Lot 5, a distance of 54.79 feet;

Thence South 34° 48’ 48" East, along the Westerly line of said Lot 5, a distance of 152.21 feet:

Thence leaving the Westerly line of Lot 5, North 00° 11’ 12" East, a distance of 179.41 feet to a point on a line lying 56.00 feet Southerly and parallel with the North line of said Lot 5;

Thence North 89° 46’ 08" West, parallel with the said North line of Lot 5, a distance of 87.31 feet, to the True Point of Beginning.

Parcel 3:

Those beneficial easements as set forth in the Reciprocal Ingress-Egress Easement Agreement recorded July 9, 2002 in Docket 11837, page 1966, records of Pima County, Arizona.

Colorado Property

Lot 1, Mesa Mall Minor Subdivision, according to the official Plat thereof, recorded in Plat Book 14 at Page 64, official records of Mesa County, Colorado.

PARCEL TWO:

TOGETHER WITH the benefits under the Operating Agreement and Amendments recorded March 5, 1980, in Book 1247 at Page 110, together with the First Amendment recorded June 15, 1981, in Book 1318 at Page 580, First Amendment to Supplemental Agreement recorded March 8, 1982, in Book 1360 at Page 483, the Second Amendment recorded October 5, 1982, in Book 1394 at Page 237, the Third Amendment recorded December 23, 1982, in Book 1406 at Page 723, the Fourth Amendment recorded September 5, 1984, in Book 1508 at Page 592, Fifth Amendment recorded January 10, 1997, in Book 2293 at Page 603, Sixth Amendment of Operating Agreement recorded June 3, 2004 in Book 3667 at Page 218, and Seventh Amendment of Operating Agreement recorded September 2, 2011 in Book 5195 at Page 543, County of Mesa, State of Colorado.

PARCEL THREE:

TOGETHER WITH the Benefits under the Reciprocal Easement and Operating Agreement recorded July 30, 1992, in Book 1914 at Page 685, County of Mesa, State of Colorado.

Florida Properties

PARCEL I

A TRACT OF LAND IN THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, TOWNSHIP 28 SOUTH, RANGE 18 EAST, HILLSBOROUGH COUNTY, FLORIDA, DESCRIBED AS FOLLOWS: FROM THE SOUTHEAST CORNER OF SAID SOUTHWEST

1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, RUN WEST ALONG THE SOUTH BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, A DISTANCE OF 123.65 FEET TO THE WEST RIGHT OF WAY LINE OF STATE ROAD 597 (DALE MABRY HIGHWAY); RUN THENCE N 00°19' E, A DISTANCE OF 25.0 FEET TO A POINT OF BEGINNING; FROM SAID POINT OF BEGINNING, CONTINUE N 00°19' E, ALONG SAID WEST RIGHT OF WAY LINE OF DALE MABRY HIGHWAY, PARALLEL TO AND 132.0 FEET WEST OF THE CENTERLINE OF PAVEMENT OF SAID DALE MABRY HIGHWAY, A DISTANCE OF 206.0 FEET; RUN THENCE WEST A DISTANCE OF 125.44 FEET TO A POINT 1080 FEET EAST OF THE WEST BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16; RUN THENCE S 00°06.7' W, PARALLEL TO THE WEST BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, A DISTANCE OF 206.0 FEET; RUN THENCE EAST, ALONG A LINE PARALLEL TO AND 25.0 FEET NORTH OF THE SOUTH BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, A DISTANCE OF 124.74 FEET TO THE POINT OF BEGINNING.

LESS LANDS SHOWN IN OFFICIAL RECORDS BOOK 1232, PAGE 882 AND DESCRIBED AS FOLLOWS: PARCEL 104. SECTION 10160-2503

THAT PART OF:

COMMENCE AT THE S.E. CORNER OF THE S.W. 1/4 OF THE S.E. 1/4 OF SECTION 16, TOWNSHIP 28 SOUTH, RANGE 18 EAST, RUN THENCE WEST ALONG THE SOUTH BOUNDARY OF SAID S.W. 1/4 OF THE S.E. 1/4 OF SECTION 16, 123.65 FEET TO THE WEST RIGHT OF WAY LINE OF S.R. 597 (DALE MABRY HIGHWAY); THENCE N 00°19' E, A DISTANCE OF 25.0 FEET TO A POINT OF BEGINNING; CONTINUE THENCE N 00°19' E, ALONG SAID WEST RIGHT OF WAY LINE 206 FEET; THENCE WEST 124.44 FEET (125.44 FEET PER DEED) TO A POINT 1080 FEET EAST OF THE WEST BOUNDARY OF SAID S.W. 1/4 OF THE S.E. 1/4 OF SECTION 16; RUN THENCE S 00°06.7' W, PARALLEL TO THE WEST BOUNDARY OF SAID S.W. 1/4 OF THE S.E. 1/4 OF SECTION 16, 206 FEET; THENCE EAST, ALONG A LINE PARALLEL TO AND 25.0 FEET NORTH OF THE SOUTH BOUNDARY OF SAID S.W. 1/4 OF THE S.E. 1/4 OF SECTION 16, A DISTANCE OF 124.72 FEET TO THE POINT OF BEGINNING.

LYING WITHIN 40 FEET NORTHERLY OF A CENTER LINE OF INTERSECTION RIGHT OF WAY LEFT ON S.R. 597, SECTION 10160, SAID CENTER LINE BEING DESCRIBED AS FOLLOWS:

COMMENCE ON THE SOUTH BOUNDARY OF THE SECTION 16, TOWNSHIP 28 SOUTH, RANGE 18 EAST (NORTH BOUNDARY OF SECTION 21, TOWNSHIP 28 SOUTH, RANGE 18 EAST) AT A POINT 8.25 FEET EAST OF THE S.E. CORNER OF THE S.W. 1/4 OF THE S.E. 1/4 OF SAID SECTION 16; RUN THENCE S 00°20'00" W, 0.91 FEET TO BEGIN CENTER LINE OF INTERSECTION RIGHT OF WAY LEFT; RUN THENCE N 89°55'50" W, 172.59 FEET TO END CENTER LINE OF INTERSECTION RIGHT OF WAY.

LESS EXISTING RIGHTS OF WAY.

AND LESS THAT PORTION OF PROPERTY IN THAT CERTAIN STIPULATED FINAL JUDGMENT AS TO PARCEL 178 AS RECORDED IN OFFICIAL RECORDS BOOK 11650, PAGE 150, AND DESCRIBED AS FOLLOWS:

LESS THAT PART OF A TRACT OF LAND IN THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, TOWNSHIP 28 SOUTH, RANGE 18 EAST, HILLSBOROUGH COUNTY, FLORIDA, DESCRIBED AS FOLLOWS:

FROM THE SOUTHEAST CORNER OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, RUN WEST ALONG THE SOUTH BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, A DISTANCE OF 123.65 FEET TO THE WEST RIGHT OF WAY LINE OF STATE ROAD 597 (DALE MABRY HIGHWAY); RUN THENCE N 00°19' E, A DISTANCE OF 25.0 FEET TO A POINT OF BEGINNING; FROM SAID POINT OF BEGINNING, CONTINUE N 00°19' E, ALONG SAID WEST RIGHT OF WAY LINE OF DALE MABRY HIGHWAY, PARALLEL TO AND 132.0 FEET WEST OF THE CENTERLINE OF PAVEMENT OF SAID DALE MABRY HIGHWAY, A DISTANCE OF 206.0 FEET; RUN THENCE WEST A DISTANCE OF 125.44 FEET TO A POINT 1080 FEET EAST OF THE WEST BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16; RUN THENCE S 00°06.7' W, PARALLEL TO THE WEST BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, A DISTANCE OF 206.0 FEET; RUN THENCE EAST, ALONG A LINE PARALLEL TO AND 25.0 FEET NORTH OF THE SOUTH BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, A DISTANCE OF 124.74 FEET TO THE POINT OF BEGINNING.

LESS RIGHTS OF WAY GIVEN IN OFFICIAL RECORDS BOOK 1232, PAGE 882, OF THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA.

LYING WITHIN THE FOLLOWING METES AND BOUNDS DESCRIPTION:

COMMENCE AT A CONCRETE MONUMENT AT THE NORTHWEST CORNER OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF    SECTION 16, TOWNSHIP 28 SOUTH, RANGE 18 EAST, HILLSBOROUGH COUNTY, FLORIDA, RUN THENCE ALONG THE WEST BOUNDARY OF THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 16, S 00°29'54" W, A DISTANCE OF 1336.07 FEET TO A NAIL AT THE SOUTHWEST CORNER OF THE SOUTHEAST 1/4 OF SAID SECTION 16; THENCE ALONG THE SOUTH BOUNDARY OF THE SOUTHEAST 1/4 OF SAID SECTION 16, S 89°44'02" E, A DISTANCE OF 1163.98 FEET; THENCE N 00°15'58" E, A DISTANCE OF 25.00 FEET TO A POINT ON THE NORTH RIGHT OF WAY LINE OF LINEBAUGH AVENUE AND THE POINT OF BEGINNING; THENCE ALONG THE NORTH RIGHT OF WAY LINE OF LINEBAUGH AVENUE N 89°44'02" W, A DISTANCE OF 83.79 FEET; THENCE N 00°29'54" E, A DISTANCE OF 14.14 FEET; THENCE S 89°44'02" E, A DISTANCE OF 83.79 FEET; THENCE S 00°32'58" W, A DISTANCE OF 14.14 FEET TO THE POINT OF BEGINNING.

THE ABOVE OVERALL PARCEL BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

A TRACT OF LAND IN THE SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, TOWNSHIP 28 SOUTH, RANGE 18 EAST, HILLSBOROUGH COUNTY, FLORIDA, BEING DESCRIBED AS FOLLOWS:

COMMENCE AT THE SOUTHEAST CORNER OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, THENCE ALONG THE SOUTH BOUNDARY OF SAID SOUTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 16, WEST, 123.65 FEET TO THE WEST RIGHT OF WAY LINE OF STATE ROAD 597 (DALE MABRY HIGHWAY); THENCE ALONG SAID WEST RIGHT OF WAY, N 00°19'00" E, 39.14 FEET TO A POINT OF INTERSECTION WITH THE NORTH RIGHT OF WAY LINE OF LINEBAUGH AVENUE AND THE POINT OF BEGINNING; THENCE CONTINUE ALONG SAID WEST RIGHT OF WAY LINE OF DALE MABRY HIGHWAY, N 00°19'00" E, 191.86 FEET; THENCE DEPARTING SAID WEST RIGHT OF WAY, S 89°56'16" W, 125.50 FEET; THENCE S 00°01'08" W, 191.86 FEET TO A POINT ON THE AFORESAID NORTH RIGHT OF WAY LINE OF LINEBAUGH AVENUE; THENCE ALONG SAID NORTH RIGHT OF WAY, N 89°56'09" E, 124.50 FEET TO THE POINT OF BEGINNING.

PARCEL II

The East 205.00 feet of Lot 1, Block 2, Walden Woods Unit 2, Phase 1, according to the Plat thereof as recorded in Plat Book 75, page 32, Public Records of Hillsborough County, Florida.

North Carolina Property

Tract One:

Unit 7100, Building Seven, of Maritime Woods Business Park, Condominium, together with an undivided 3.87 percent interest in the Common Elements appurtenant thereto, as shown on the plat and plans for such condominiums filed in Unit Ownership File No. 7, Pages 225 through 235 and subject to the Amended and Restated Declaration of Condominium for Maritime Woods Business Park Condominium filed in Book 2422 at Page 895, all together with any amendments and/or supplements thereto and all of the Dare County Public Registry.

Tract Two:

Unit 7200, Building Seven of Maritime Woods Business Park Condominium, together with an undivided 4.42 percent interest in the Common Elements appurtenant thereto, as shown on the plat and plans for such condominiums filed in Unit Ownership File No 7, Pages 225 through 235 and subject to the Amended and Restated Declaration of Condominium for Maritime Woods Business Park Condominium filed in Book 2422 at Page 895, all together with any amendments and/or supplements thereto and all of the Dare County Public Registry.

Chicago, Illinois Property

THAT PART OF THE LOTS 1 AND 2 AND THE 16 FOOT VACATED ALLEY BY ORDINANCE RECORDED MARCH 03, 1998, AS DOCUMENT 98162263 ALL IN BLOCK

16 IN WABASH ADDITION TO CHICAGO IN SECTION 25, TOWNSHIP 38 NORTH, RANGE 13, EAST OF THE THIRD PRINCIPAL MERIDIAN, TAKEN AS A TRACT AND DESCRIBED AS FOLLOWS: COMMENCING AT THE SOUTHWEST CORNER OF SAID TRACT; THENCE SOUTH 90° 00' 00" EAST ALONG THE SOUTH LINE OF SAID TRACT 47.0 FEET TO A POINT ON THE EAST LINE OF THAT PART OF LAND TAKEN FOR HIGHWAY PURPOSES PER DOCUMENT NUMBER 12365546 ALSO BEING THE POINT OF BEGINNING; THENCE NORTH 00°02'29" EAST ALONG SAID EAST LINE 344.40 FEET; THENCE SOUTH 90°00'00" EAST 188.75 FEET; THENCE SOUTH 00°00'00" WEST 344.40 FEET TO THE SOUTH LINE OF SAID TRACT; THENCE NORTH 90°00'00" WEST ALONG SAID SOUTH LINE 189.00 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.

Exhibit “B”

RENT ROLL